Exhibit 6(a)(2)

Amended Schedule 1
Dated August 15, 2016
to the
Investment Advisory Agreement
Touchstone Strategic Trust
Dated May 1, 2000

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Global Growth Fund	0.900% on the first $500 million of assets; 0.850% on the next $1.5 billion of assets; 0.800% on assets over $2 billion
Touchstone Large Company Growth Fund	0.750% on the first $500 million of assets; 0.725% on the next $1.5 billion of assets; 0.700% on assets over $2 billion
Touchstone Credit Opportunities Fund	1.10% on all assets
Touchstone Dynamic Equity Fund
0.85% on the first $300 million of assets;
0.80% on the next $200 million of assets;
0.75% on the next $250 million of assets;
0.70% on the next $250 million of assets;
0.65% on the next $500 million of assets;
0.60% on the next $500 million of assets; and
0.55% on assets over $2 billion

Touchstone Flexible Income Fund	0.70% on the first $500 million of assets; and 0.60% on assets over $500 million
Touchstone Focused Fund	0.70% on the first $100 million of assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million
Touchstone Growth Opportunities Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion
Touchstone International Growth Fund	0.90% on the first $500 million of assets; 0.85% on the next $1 billion of assets; and 0.80% on assets over $1.5 billion
Touchstone International Small Cap Fund
0.95% on the first $300 million of assets;
0.90% on the next $200 million of assets;
0.85% on the next $250 million of assets;
0.80% on the next $250 million of assets;
0.75% on the next $500 million of assets;
0.70% on the next $500 million of assets; and
0.65% on assets over $2 billion

Touchstone International Value Fund	1.00% on all assets
Touchstone Large Cap Fund	0.70% on the first $500 million of assets; 0.64% on the next $500 million of assets; and 0.60% on assets over $1 billion
Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion
Touchstone Sands Capital Emerging Markets Growth Fund	1.15% on all assets
Touchstone Small Cap Growth Fund	1.00% on the first $300 million of assets; and 0.95% on assets over $300 million

Touchstone Small Cap Value Opportunities Fund	0.95% on the first $300 million of assets; 0.90% on the next $200 million of assets; and 0.85% on assets over $500 million
Touchstone Sustainability and Impact Equity Fund	0.75% on the first $200 million of assets; 0.70% on the next $800 million of assets; and 0.65% on assets over $1 billion
Touchstone Value Fund	0.65% on all assets
Touchstone Controlled Growth with Income Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion
Touchstone Dynamic Diversified Income Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion
Touchstone Dynamic Global Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion
This Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST
By:
Name: Terrie Wiedenheft Title: Controller and Treasurer

TOUCHSTONE ADVISORS, INC.
By:
Name: Jill T. McGruder Title: CEO

By:
                                Name: Terrie Wiedenheft
     Title: CFO